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                                                                   EXHIBIT 10.56



                FIRST AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS

     THE FIRST AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of December 1, 1997 (this "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                  WITNESSETH

     WHEREAS, the Borrower has previously executed and delivered to the Bank a certain Note dated October 22, 1997 in the original principal amount of up to Ten Million Dollars ($10,000,000.00) evidencing a certain Loan set forth more fully in and governed by a certain Loan Agreement of the same date to which the Bank is also a party ("Loan Agreement"),

     WHEREAS, the Borrower has requested the Bank to increase the principal amount of the Loan by $5,000,000 from $10,000,000 to $15,000,000 and has agreed to provide the Bank with an additional source of repayment for the Loan,

     WHEREAS, the Borrower and the Bank desire to modify the Loan Agreement and the Documents to reflect the modified terms of the Loan as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.

     2. Increased Loan Commitment. As of the date of this Amendment, the Loan Agreement and the Documents are hereby amended to increase the principal amount of the Loan and Loan Commitment from $10,000,000.00 to $15,000,000.00.

     3. Execution Note. Contemporaneous with the execution of this Agreement, the Borrower has executed and delivered an Amended and Restated Note in the principal sum of up to $15,000,000.00 evidencing the Loan as amended by this Amendment, which Amended and Restated Note shall replace and supersede the Note.

     4. Maturity Date. The definition of Maturity Date in the Loan Agreement is amended and restated to mean and be defined as the first to occur of (a) the date on which Borrower closes on (i) an offering of Borrower's convertible preferred stock or convertible debt securities with a minimum aggregate sales price (before underwriting commissions and discounts and other expenses

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relating to such sale) of $50,000,000, or (ii) a secondary offering of
Borrower's common stock with a minimum aggregate sales price (before underwriting commissions and discounts and other expenses relating to such sale) of $50,000,000, (b) the Refinance Date, or (c) April 22, 1998.

     5. Payment of Fees. Contemporaneous with and as a condition of the execution of this Agreement, the Borrower shall pay the Bank a fee in the amount of $25,000.00 as additional consideration for increasing the amount of the Loan. The Borrower shall also pay the legal fees of Bank counsel in connection with the preparation of this Amendment and matters related thereto.

     6. Reaffirmation. To the extent any term(s) or condition(s) in any of the Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Bank. As of the date of this Amendment, the Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Documents as amended herein. There are no other changes to the Documents except for the changes specifically set forth herein.

     7. Certification. To further induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as follows: (a) the Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and the Amended and Restated Note and has taken all corporate or other action necessary to authorize the execution, delivery and performance of this Amendment and Amended and Restated Note; (b) the officers of Borrower executing this Amendment and the Amended and Restated Note have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment and the Amended and Restated Note, when executed and delivered, will be the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms; and (d) the Borrower is delivering to the Bank contemporaneously herewith, a certificate of the Borrower's Secretary certifying as to the resolutions of the Borrower's Board of Directors approving this Amendment and the Amended and Restated Note and the incumbency and signatures of the officers of the Borrower signing this Amendment and the Amended and Restated Note.

     8. Absence Of Claim. To further induce the Bank to enter into this Amendment, the Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrower as against the Bank with respect to the Obligations to the Bank.

     9. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

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     10.  Binding Effect. The terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 BORROWER:

                                 BROOKDALE LIVING COMMUNITIES, INC.

                              By:  /s/ Mark J. Schulte
                                 --------------------------------
                              Print Name:  Mark J. Schulte
                                         ------------------------
                              Title:   President
                                     ----------------------------

ATTEST:

By:  /s/ Robert J. Rudnik
   ---------------------------
Print Name:  Robert J. Rudnik
           -------------------
Title:  Secretary
      ------------------------

                                  BANK:

                                  LaSALLE NATIONAL BANK

                              By:  /s/ Ann B. O'Shaughnessy
                                 --------------------------------
                              Print Name:  Ann B. O'Shaughnessy
                                         ------------------------
                              Title:  Assistant Vice President
                                     ----------------------------

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